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                                                                   Exhibit 10(f)

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT is made this 23rd day of December, 1998 by and between MILLIONAIRE.COM, a Nevada corporation (the "Employer"), and ROBERT L. WHITE (the "Employee").

                                   PREAMBLE

     Employer desires to employ Employee as the Chairman of the Board and Chief Executive Officer of Employer, and Employee desires to be so employed, under the terms and conditions set forth herein.

     THEREFORE the parties agree as follows with the intent to be legally bound:

     1.   Employment. Employer hereby employs Employee and Employee hereby
          ----------
accepts employment as Employer's Chairman of the Board and Chief Executive Officer on the terms and subject to the conditions hereinafter set forth. Employee shall perform such duties, and have such powers, authority and responsibilities for Employer as are provided in Employer's Bylaws and otherwise as may be assigned to him from time to time by Employer's Board of Directors.

     2.   Term. Except as provided herein to the contrary, the term of
          ----
Employee's employment under this Agreement shall be for a continually renewing term of five years without any further action by either Employer or Employee, it being the intention of the parties that there shall be continuously a term of five years' duration of Employee's employment under this Agreement until an event has occurred terminating such employment as provided herein.

     3.   Compensation.  For all services rendered by Employee while employed
          ------------
hereunder, Employer agrees to compensate Employee as follows:

          (a)  Base Salary. Employee shall be paid a base salary at the initial
               -----------
rate of $180,000 per annum (the "Base Salary"), which shall be payable in the intervals consistent with Employer's normal payroll schedules. The Base Salary may be increased (but not decreased) in the discretion of the Board of Directors, and shall, if necessary, be increased from time to time during the term of this Agreement to ensure that Employer's aggregate annual cash compensation is not less than that of the most highly compensated employee of the Employer.

          (b)  Incentive Compensation. Employee shall be paid a monthly bonus in
               ----------------------
an amount equal to the sum of (i) 13% of the buyer's premium received by Employer from sales at its Bluffton Auction Facility during the prior month and
(ii) 5% of amounts received by Employer for subscriptions or memberships during the prior month. Notwithstanding the foregoing, Employee's aggregate annual bonus shall not be less than $60,000, nor more than

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$180,000. The monthly bonus amounts paid to Employee with respect to each calendar year shall be computed within 60 days after the end of such year. If the aggregate bonus paid to Employee for such year is less than $60,000, Employer will promptly pay to Employee the difference. Employee shall also be entitled to participate in any incentive or supplemental compensation plans or arrangements instituted by Employer and covering its principal executive officers, and shall be entitled to receive additional compensation as Employer may pay to Employer's principal executive officers generally.

          (c)  Employee Benefits. During the term of Employee's employment
               -----------------
hereunder and for a period of five years following its termination for any reason other than pursuant to Section 4(a), Section 4(c) or Section 5 hereof (i) Employer shall, at its cost and expense, provide Employee and his immediate family with medical and dental insurance, (ii) Employee shall be eligible to participate in all other benefit plans or programs generally available to executive employees of Employer, including without limitation, if and when available, disability insurance, pension, profit sharing and stock option plans, and (iii) Employer shall, at its cost and expense, purchase and maintain $2.0 million of term life insurance on Employee's life naming as beneficiaries (A) Employer for $1.0 million of the insurance amount and (B) Employee's wife or, if she is not living, then Employee's children or, if there are no living children, then Employee's surviving next of kin including Employee's father, mother and sister, for $1.0 million of the Insurance amount.

          (d)  Holidays and Vacation. The Employee shall be entitled to the same
               ---------------------
paid holidays as other employees of the Employer. In addition, the Employee shall be entitled to 20 days of paid vacation per calendar year. If the Employee is employed hereunder for only a portion of any calendar year, then such number of vacation days shall be reduced pro rata based upon the actual number of days in such calendar year during which the Employee is employed hereunder. Vacation days are not cumulative and must be taken during the calendar year in which they accrue. The Employee shall not be entitled to any cash payment in lieu of taking any vacation days. The Employee shall arrange his vacation so as not to conflict with the needs of Employer.

          (e)  Reimbursement of Expenses. During the term of the Employee's
               -------------------------
employment hereunder, the Employer shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in the lawful and ordinary course of Employer's business and reported to Employer in accordance with its accounting procedures, including expenses for meals, entertainment, hotel and air travel, telephone, automobile, dues, club expenses, fees and similar items.

          (f)  Automobile. Employer shall furnish the Employee with an
               ----------
automobile suitable to his status for business use in accordance with Employer's policy, but in no event shall the automobile have a purchase price in excess of $50,000. The automobile shall belong to Employer, and Employer shall be responsible for all expenses relating to the automobile except that the Employee shall be responsible for gasoline and oil expenses incurred in connection with his personal use of the automobile. The automobile is intended for business use, and the Employee shall return it to Employer at the request of Employer when his services are no longer

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used by Employer. The Employee shall submit reports to Employer with respect to his use of the automobile in sufficient detail to enable Employer to comply with all relevant Federal and state income and employment tax laws.

          (g)  Other Facilities. Employer shall provide Employee with office
               ----------------
space, furnishings and facilities, secretarial and administrative assistance, supplies and equipment commensurate with the size and quality of that which is provided from time to time to Employer's principal executive officers.

          (h)  Options. Employer will issue to Employee options (the "Options")
               -------
to purchase 150,000 shares of common stock of Employer at an exercise price equal to $1.00 per share. The Options shall vest in accordance with Employer's stock option program as approved by Employer's Board of Directors and shall be exercisable for, a period of ten years from the date of grant.

          (i)  Advertising. During the term of Employee's employment hereunder
               -----------
and for a period of two years thereafter, Employee shall have the right to place up to six pages of advertising in each edition of Millionaire Magazine and
                                                  --------------------
Billionaire Magazine without charge to Employee.
--------------------

     4.   Termination.
          -----------

          (a)  Termination By Employer. The employment of Employee under this
               -----------------------
Agreement may be terminated by Employer for cause in the event of Employee's deliberate and intentional continuing refusal to substantially perform his duties and obligations under this Agreement (except by reason of incapacity due to disability or illness), if he shall have either failed to remedy such alleged breach within 45 days after his receipt of written notice from Employer demanding that he remedy such alleged breach, or shall have failed to take reasonable steps in good faith to that end during such 45 day period and shall continue diligently to take such steps; provided that Employer has delivered to Employee a further notice after the end of such 45 day period asserting that Employee has failed to comply with the remedy provisions of this Section 4(a)(i), and specifying the particulars thereof in detail, and provided further that Employee thereafter receives a certified copy of a resolution of the Board adopted by the affirmative vote of not less than 75% of the entire Board at a meeting called and held for that purpose and at which Employee was given an opportunity to be heard, finding that Employee exhibited conduct set forth in this Section and that Employee failed to take reasonable steps in good faith to remedy such alleged breach and specifying the particulars thereof in detail.

          (b)  Termination Payment in Event of Termination for Cause. In the
               -----------------------------------------------------
event of termination of Employee's employment under this Agreement by Employer under Section 4(a), Employee shall only be entitled to receive the Base Salary being paid at the time of such termination, and, if applicable, other compensation, due hereunder, computed on a pro rata basis, up to the effective date of such termination.

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          (c)  Termination by Employee. Employee shall have the right at any
               -----------------------
time, by giving written notice to Employer, to terminate Employee's employment hereunder effective 90 days after the date on which such notice is given by Employee. In the event Employee shall make such election under this Section 4(c) Employee shall, in addition to all other reimbursements, payments or other allowances required to be paid under this Agreement or under any other plan, agreement or policy which survives the termination of this Agreement, be entitled to be paid, in addition to the Base Salary payable during such 90 day period, a lump sum payment, payable by delivery of Employer's cashier's check within five business days after the end of such 90 day period, in an amount equal to six monthly installments of the Base Salary and Bonus (less required tax withholding) in effect at the time Employee makes such election. Thereupon, this Agreement shall terminate and Employee shall have no further rights under or be entitled to any other benefits of this Agreement.

     5.   Death of Employee. In the event of Employee's death during the term of
          -----------------
his employment hereunder, Employer shall pay to Employee's surviving spouse or to the executor or administrator of Employee's estate (if his spouse shall not survive him) an amount equal to the installments of his Base Salary then payable pursuant to Section 3(a) for the month in which he dies, for the greater of: (a) the balance of the term remaining under this Agreement; or (b) two years.

     6.   Disability of Employee. Employee shall be covered by Employer's
          ----------------------
disability benefit plan as such plan may from time to time exist. In the event that, due to physical or mental illness or personal injury, Employee shall become disabled such that he is unable to perform, and in all reasonable medical likelihood, will continue indefinitely to be unable to perform, his normal duties in his regular manner, as determined by independent competent medical authority, then Employer may elect (but shall not be obligated) to terminate Employee's employment under this Agreement on a date which is not less than five years after the date on which written notice of such termination is received by Employee, and Employer shall pay to Employee the Base Salary payable pursuant to
Section 3(a) for a period of not less than five years thereafter. The foregoing payment obligations shall be reduced by the amount of any payment made to such Employee under the coverage then afforded to Employee by Employer's disability benefit plan in effect at the time such disability determination is made. Employee shall, during such disability and until the effective date of the termination of this Agreement and of payments hereunder by Employer to Employee, continue to enjoy all other applicable benefits of employment that would otherwise pertain to continued employment pursuant to this Agreement.

     7.   Change of Position. Notwithstanding anything to the contrary set forth
          ------------------
herein, in the event that Employee ever ceases to be Chief Executive Officer or a Director of Employer for any reason other than termination pursuant to Section 4(a) or the death or disability (as described in Section 6) of Employee (the "Change Event"), then Employee, at his option, may require Employer to either
(a) pay to Employee, within five days after such Change Event, an amount equal to five times the sum of Employee's annual Base Salary and maximum annual bonus as of the day immediately prior to the date of the Change Event, or (b) immediately enter into a ten year Consulting Agreement with Employee in the form of Exhibit A hereto. In addition, upon
   ---------

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the occurrence of a Change Event, and notwithstanding anything to the contrary set forth herein or in any stock option plan of Employer or stock option agreement between Employer and Employee, all of Employee's Options shall immediately vest and be exercisable by Employee a period equal to the longer of
(i) the remaining term of the Options or (ii) one year following the date of the Change Event.

     8.   Change of Control.
          -----------------

          (a)  Definition of Change in Control. A "Change in Control" is deemed
               -------------------------------
to occur upon any of the following events:

               (i) any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the Employers then outstanding voting securities;

               (ii) the individuals who as of the date of this Agreement are members of the Board of Directors of the Employer (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Employer (provided, however, that if the election, or nomination for election by the Employer's shareholders, of any new director was approved by a vote of a least a majority of the Incumbent Board, such new director will be considered to be a member of the Incumbent Board);

               (iii) an agreement by the Employer to consolidate or merge with any other entity pursuant to which the Employer will not be the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Employer would be converted into cash, securities or other property, other than a merger of the Employer in which holders of the Common Stock of the Employer immediately prior to the merger would have the same proportion of ownership of Common Stock of the surviving corporation immediately after the merger;

               (iv) an agreement of the Employer to sell, lease, exchange or otherwise transfer in one transaction or a series of related transactions substantially all the assets of the Employer;

               (v) the adoption of any plan or proposal for a complete or partial liquidation or dissolution of the Employer; or

               (vi) an agreement to sell more than 50% of the outstanding voting securities of the Employer in one or a series of related transactions other than an initial public offering of voting securities registered with the Securities and Exchange Commission.

          (b)  Definition of Triggering Event. A "Triggering Event" is deemed to
               ------------------------------
occur upon any of the following events:

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               (i)   The assignment to Employee of duties, responsibilities, or status inconsistent with his duties, responsibilities and status prior to the Change in Control, or a reduction or alteration in the nature or status of Employee's duties and responsibilities from those in effect prior to the Change in Control;

               (ii) The failure by Employer to continue in effect Employer's insurance, disability, stock option plan, or any other employee benefit plans, policies, practices or arrangements in which Employee participates or the failure of Employer to continue Employee's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed prior to the Change in Control;

               (iii) The failure of Employer to obtain a satisfactory agreement from a successor to Employer to assume and agree to perform this Agreement; or

               (iv) A material diminution by Employer in Employee's salary, benefits or incentive or other forms of compensation, all as in effect on the day prior to the date of a Change in Control.

          (c)  Severance Payment. If on or after the date of a Change in
               -----------------
Control, Employer, for any reason, terminates Employee's employment, or within six months following a Triggering Event Employee resigns, then the Employer shall pay to Employee within five days following the date of termination or date of resignation: (i) Employee's salary and benefits through the termination date or resignation date, both as in effect on the date prior to the date of the Change in Control; and (ii) the amount of any bonus payable to Employee for the year in which the Change in Control occurred, pro rated to take into account the number of days that have elapsed in such year prior to the termination date or the resignation date. In addition, for a period of five years following the termination or resignation date, the Employer shall continue to pay to Employee his annual salary and maximum annual bonus, as in effect on the day prior to the date of the Change in Control, on the dates when such salary and bonus would have been payable had Employee remained employed by the Company and shall continue to provide to Employee during such period, at no cost to Employee, the benefits Employee was receiving on the day prior to the date of the Change in Control or benefits substantially similar thereto. If the termination date or resignation date referred to in this Section 7(c) occurs on or after the second anniversary of the date of this Agreement, the aggregate annual salary and minimum annual bonus payable to Employee pursuant to the preceding sentence shall, at the option of Employee, be paid ratably over a period of two and one-half years following the termination or resignation date.

     9.   Covenant Not to Compete.
          -----------------------

          (a) Employee agrees that at all times during the term of his employment hereunder and for a period of two years after the termination of his employment hereunder pursuant to Sections 4(a) or 4(c), he will not, within 100 miles of:

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               (i)   Employer's principal place of business; or

               (ii) any other geographical location in which Employee has specifically represented the interests of Employer during the 12 months prior to the termination of this Agreement;

as principal, agent, partner, employee, consultant, distributor, dealer, contractor, broker or trustee or through the agency of any corporation, partnership, association or agent or agency, engage directly or indirectly, in any business competitive with any material business engaged in by Employer; and Employee shall not be the owner of more than five percent of the outstanding capital stock of any corporation (other than Employer),or an officer, director or employee of any corporation (other than Employer or a corporation affiliated with Employer), or a member or employee of any partnership, or an owner, investor, lender, agent, consultant, distributor, dealer, contractor, broker or employee of any other business which conducts a business described herein, within the territory described above.

          (b) Employee agrees that during the term of his employment under this Agreement and for a period of two years after the termination of Employee's employment hereunder pursuant to Sections 4(a) or 4(c), he will not directly or indirectly: (i) induce any customers of Employer or corporations affiliated with Employer to patronize any similar business that competes with any material business of Employer; (ii) solicit any similar business from any customer of Employer or corporations affiliated with Employer; (iii) request or advise any customers of Employer or corporations affiliated with Employer to withdraw, curtail or cancel such customer's business with Employer; or (iv) disclose to any other person, firm or corporation the names or addresses of any of the customers of Employer or corporations affiliated with Employer.

          (c) If the provisions of this Section 9 are violated, in whole or in part, Employer shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction to refrain and enjoin Employee from such violation without prejudice to any other remedies Employer may have at law or in equity. Further, in the event that the provisions of this Section 9 should be deemed to exceed the time, geographic or occupational limitations permitted by applicable law, Employee and Employer agree that such provisions shall be and are hereby reformed in the maximum time, geographic or occupational limitations permitted by the applicable law.

          (d) Nothing contained in this Section 9 shall prohibit Employee from buying and selling antiques and collectibles.

     10.  Confidential Information.
          ------------------------

          (a) Employee recognizes and acknowledges that he has had and will continue to have access to confidential and proprietary information concerning Employer and corporations affiliated with Employer of a special and unique value which may include, without limitation: (i) books and records relating to operation, finance, accounting, sales, personnel and management;

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(ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters; and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). Notwithstanding the foregoing, Protected Information shall not include (A) information which is or becomes generally known to the public through no act or omission of Employee and
(B) information which has been or hereafter is lawfully obtained by Employee from a source other than Employer or any of its affiliates (or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to Employer or any of its affiliates at the time such Protected Information was or is disclosed to Employee.

          (b) Employee agrees that he will not at any time, either while employed by Employer or after termination of employment hereunder, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by Employer) any of the Protected Information.

          (c) Notwithstanding clause (b) above, Employee shall be permitted to disclose Protected Information to the extent, but only to the extent, (i) reasonably necessary for Employee to perform his duties hereunder or (ii) required by law; provided, that prior to making any disclosure of Protected information required by law; provided, that prior to making any disclosure of Protected Information required by law, Employee shall notify Employer of his intent to make such disclosure, and Employer shall have the right to participate with Employee in determining the amount and type of Protected Information, if any, which must be disclosed in order to comply with applicable law.

          (d) In the event of a breach or threatened breach by Employee of the provisions of this Section 10, Employee agrees that Employer shall be entitled to a temporary restraining order or a preliminary injunction restraining Employee from using or disclosing, in whole or in part, such Protected Information.

          (e) Promptly after termination of the Employee's employment hereunder for any reason, the Employee or his personal representative shall return to the Employer any Confidential Information which is in tangible form and which is then in his possession.

     11.  Reimbursement of Expenses. Employer and Employer's successors and
          -------------------------
assigns shall reimburse Employee, or advance to Employee, upon Employee's request, all reasonable legal, accounting and other advisory fees incurred by Employee, whether or not incurred during the period of time in which Employee is an employee of Employer, in connection with:

          (a)  Defending the validity of this Agreement;

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          (b)  Contesting any determinations by Employer concerning the amounts payable (or reimbursable) by Employer to Employee under this Agreement;

          (c) Determining the tax consequences to Employee of any amounts payable (or reimbursable) under Sections 7 and 8 above; or

          (d) Preparing responses to Internal Revenue Service audits of, and to otherwise defend, his personal income tax return or an adverse determination, administrative proceedings or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of Employer's income tax return.

     12.  Severability. In case any one or more of the provisions of this
          ------------
Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect: (a) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (b) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this Section 12 shall not prohibit any modification allowed under Section 9 above); and (c) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to Employee intended by Employer and Employee in entering into this Agreement, Employer shall promptly negotiate and enter into an agreement with Employee containing alternative provisions (reasonably acceptable to Employee), that will restore to Employee (to the extent lawfully permissive) substantially the same economic, substantive and income tax benefits to Employee would have enjoyed had any such provision of this Agreement been upheld as legal, valid and enforceable.

     13.  Disputes: Payment of Attorneys' Fees. If at any time during or after
          ------------------------------------
the term of this Agreement there should arise any dispute as to the validity, interpretation or application of any terms or condition of this Agreement, Employer shall, upon written demand by Employee, promptly provide sums sufficient to pay on a current basis, either directly or by reimbursing Employee, Employee's costs and reasonable attorney's fees incurred by Employee in connection with any such dispute or any litigation: (a) provided that Employee shall repay any such amounts paid or advanced if Employee is not the prevailing party with respect to any dispute or litigation arising under Section 9 or 10; and (b) regardless of whether Employee is the prevailing party in a dispute or in litigation involving any other provision of this Agreement, provided that the court in which such litigation is first initiated determines with respect to this obligation, upon application of either party hereto, Employee did not initiate frivolously such litigation. Under no circumstances shall Employee be obligated to pay or reimburse Employer for any attorney's fees, costs or expenses incurred by Employer. The provisions of this Section 13 shall survive the expiration or termination of this Agreement and of Employee's employment hereunder. Employee shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling Employer to carry out the provisions of this Section 13.

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     14.  Binding Effect and Entire Agreement. This Agreement shall be binding
          -----------------------------------
upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, executors, administrators, successors and assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

     15.  Assignment and Termination. Employee may designate one or more
          --------------------------
beneficiaries to receive any amount that may be payable hereunder after his death. Except as set forth in the preceding sentence, this Agreement may not be assigned, partitioned, pledged, or hypothecated in whole or in part without the express prior written consent of Employee and Employer. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of Employer, or by any merger or consolidation wherein Employer is not the surviving corporation, or by any transfer of all or substantially all of Employer's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation to which such assets shall be transferred.

     16.  No Right of Set-Off. Employer shall have no right of set-off or
          -------------------
counterclaim in respect of any debt or other obligation of Employee to Employer against any payment or other obligation of Employer to Employee provided for in this Agreement or pursuant to any other plan, agreement or policy.

     17.  Amendment and Waiver. This Agreement may be amended and any provision
          --------------------
hereof waived only in a writing signed by the party against whom an amendment or waiver is sought to be enforced. The parties hereto shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of either party in refraining from so doing at any time or times. The failure of either party at any time to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

     18.  Headings. Headings of sections shall be deemed to be included for
          --------
purposes of convenience only and shall not affect the interpretation of this Agreement.

     19.  Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of South Carolina. The state courts of South Carolina and the federal courts in South Carolina shall have sole and exclusive jurisdiction over any dispute or controversy arising from or relating to this Agreement.

     20.  Notices. Except as provided herein to the contrary, any notices or
          -------
consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if sent

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by certified mail, postage prepaid, return receipt requested, or overnight delivery service, or facsimile, as follows, unless such address is changed by written notice hereunder:

     If to Employer:          Millionaire.Com
                              The Professional Building
                              Suite 203
                              New Orleans Road
                              Hilton Head, SC 29928

     If to Employee:          Robert L. White
                              Rose Hill Plantation House
                              199 Rose Hill Way
                              Bluffton, SC 29910

     Any notice sent by mail shall be deemed given three (3) days after deposited with the United States Postal Service; any notice sent by overnight delivery service shall be deemed given the day after deposited with the delivery service; any notice sent by facsimile shall be deemed given when transmitted.

     21.  Registration Rights. Employer covenants and agrees that it will use
          -------------------
its best efforts to cause not less than 1,000,000 shares of Employer's common stock held by Employee to be registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws, for sale to the public on or prior to May 1, 1999. Promptly following the execution and delivery of this Agreement, Employer shall commence preparation of, and as soon as reasonably practicable file with the Securities and Exchange Commission, a registration statement covering such shares of common stock. Employee's shares may be registered alone or with shares to be sold by Employer and/or other shareholders of Employer, provided that in no event will Employee be required to reduce the number of shares to be sold by him to less than the number set forth above. Employer shall pay all costs and expenses (other than underwriting discounts and commissions with respect to the sale of shares by Employee) relating to such registration. In connection with such registration, Employer and Employee shall provide each other and any underwriter with standard and customary agreements including representations, warranties, indemnities and other covenants not inconsistent with the foregoing provisions. If Employer registers under the 1993 Act any shares of its common stock held by any other shareholder of Employer, then, as part of such registration, Employer shall also register all shares of common stock of Employer held by Employee.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MILLIONAIRE.COM


                                       By: /s/
                                          -------------------------
                                       Title: Secretary


                                       /s/ Robert L. White
                                       ----------------------------
                                       Robert L. White

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